Exhibit 99.1

                                                                                                             News Release

Date: October 25, 2006	Phone Number: 805/473-6803
Contact: James G. Stathos	NASDAQ Symbol: MDST
Title: Executive Vice President and Chief Financial Officer	Web site: www.midstatebank.com

The financial information presented in this news release represents preliminary financial results.

Mid-State Bancshares Reports Earnings of

$0.39 Per Share for Third Quarter of 2006

ARROYO GRANDE, CA - Mid-State Bancshares (the Company) [NASDAQ: MDST], the holding company for Mid-State Bank & Trust (the Bank), reported diluted earnings of $0.39 per share for the third quarter of 2006 on net income of $8.9 million.

Results in the quarter continued to be impacted by increased non-interest expense compared to the prior year reflecting, primarily, increases in staffing for growth and compliance, benefit cost increases and adoption of Statement of Financial Accounting Standards (SFAS) No. 123(R), “Share-Based Payments,” which changes the method of accounting for costs of stock options and other equity compensation.  The adoption of the new accounting statement alone reduced earnings by approximately $419,000 after tax, or $0.02 per share. Net income for the third quarter of 2005 was $9.5 million, or $0.41 per share.

For the first nine months of 2006, net income was $26.6 million, or $1.17 per diluted share, compared to $28.1 million and $1.20 per share for the first nine months of 2005.  Adoption of SFAS No. 123(R) reduced 2006 earnings by approximately $1.2 million after tax for the first nine months, or $0.05 per share.

In the wake of increases in short term interest rates throughout 2005 and early 2006, the Company’s net interest margin improved to 5.61% (6.02% on a taxable equivalent basis) for the first nine months of 2006, up from the 2005 period’s level of 5.27% (5.69% on a taxable equivalent basis).  “The Company’s net interest margin has generally been increasing in the rising rate environment of 2005 and 2006.  Although up from the prior year, it was virtually unchanged in the third quarter compared to the second quarter of 2006 due to intense deposit competition and the lack of additional rate increases during the third quarter.  As a result, net interest income has grown slowly year-to-date, in concert with modest earning asset growth.” said James G. Stathos, executive vice president and chief financial officer.  “Average loans in the third quarter of 2006 were slightly ahead of the second quarter of this year and efforts to generate deposits took hold as average total deposits increased modestly over the second quarter after three quarters of decline.  Securing deposits at a reasonable cost to fund loan growth is an ongoing challenge.  The Company will continue its promotions during the balance of the year to bolster deposit growth.”

“Despite current challenges, earnings and key financial ratios remained stable in the third quarter of 2006 compared to the first two quarters of this year,” noted James W. Lokey, president and chief executive officer.  “Our Westlake Village office in the Ventura County market opened during the quarter and we look forward to their contributions to loan and deposit growth in the fourth quarter and into 2007.”

The loan portfolio reached $1.57 billion at September 30, 2006, compared to $1.50 billion one year ago.  The Company saw growth in its loan portfolio in both the residential and non-residential real estate sectors.  Real estate secured loans, excluding construction and land development loans and home equity credit lines, total approximately $851 million or 54% of the loan portfolio.  With increased interest rates and more intense pricing pressure from competition, the growth rates enjoyed in this sector of the loan portfolio have slowed.  To offset this slowing, and as noted in prior quarters, additional emphasis in 2006 is being focused on growing the Company’s commercial and industrial loans, with special emphasis being placed on the small business sector.  “The Company introduced new competitive products for small business loans, together with a streamlined underwriting process providing improved turnaround time, which has positively impacted growth in commercial loans,” said Lokey.  As a result of the change in focus in both small business and commercial and industrial loans, the commercial loan segment grew to over $183 million at September 30, 2006, an annualized growth rate of 14.8% over June 30, 2006 balances.

Non-performing asset levels are negligible, having fallen to $205,000 at period-end from $8.4 million one year earlier.  The Company’s allowances for losses to loans was 0.9% of total gross loans both at September 30, 2006 and 2005.  Management believes the Company’s allowances are appropriate to cover the losses inherent in the loan portfolio at the current time.

Total assets of the Company increased 1.7% to $2.37 billion at quarter-end, up from $2.33 billion in the prior quarter but down 2.3% from $2.42 billion one year earlier.  Deposits increased 1.7% to $2.02 billion at quarter-end, up from $1.99 billion the prior quarter but down 4.1% from $2.11 billion one year earlier.  Demand deposits increased to $534.0 million from $521.5 million at the end of the second quarter but down from $589.6 million one year earlier.  Time deposits increased to $484.6 million from $466.3 million in the second quarter and $428.3 million in the prior year.  Other interest bearing deposit categories, including NOW, money market and savings, increased by $2.5 million over the second quarter but declined by $87.2 million compared to the year earlier period.

Total non-interest income for the quarter increased to $5.5 million from $5.3 million in the comparable 2005 period.  For the full nine months, non-interest income was $16.4 million in 2006 compared to $16.0 million in 2005.  The Company benefited from increases in service charges and fees, primarily the result of increased debit card and NSF fees, in the 2006 periods compared to the like 2005 periods.  These were partially offset by declines in net gains on sale of securities and sale of loans held for sale.

Total non-interest expense was $21.3 million in the third quarter of 2006 compared to $19.5 million in the like 2005 period.  Year-to-date, non-interest expense increased from $57.0 million in 2005 to $63.8 million this year.  Approximately $490,000 of the increase for the quarter and $1.4 million of the year-to-date increase before taxes, relates to the aforementioned expense of adopting SFAS No. 123(R).  An additional $315,000 of the increase across the two quarters, and $1.6 million across the two nine-month periods, represents higher salary expense relating to a combination of hiring additional personnel to staff up the newly opened Westlake Village branch location, increasing staff for compliance purposes (especially as it relates to Bank Secrecy Act and USA Patriot Act provisions) and regular salary increases across the Company.  Benefit costs also increased $45,000 and $856,000 in comparing the three-month and nine-month periods ending September 30, respectively, primarily for increased group insurance costs and incentive programs.  Professional services increased $337,000 across the comparable quarters and between the two nine-month periods, were up $1.2 million, primarily for increased consulting services and accounting services.  The balance of the increases across the time periods consisted of a number of smaller increases over several line items.

In other matters concerning capital, the Board of Directors approved a quarterly cash dividend of $0.18 per share in the third quarter of 2006, identical to its first and second quarter 2006 levels.  The rate was $0.16 per share in each of the comparable 2005 periods.

Mid-State Bancshares is a $2.4 billion holding company for Mid-State Bank & Trust, an independent, community bank serving California’s San Luis Obispo, Santa Barbara, and Ventura Counties.  Since opening its doors in 1961, the Bank has grown to 41 offices serving more than 100,000 households.

This Press Release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act.  All of the statements contained in the Press Release, other than statements of historical fact, should be considered forward-looking statements, including, but not limited to, those concerning (i) the Company’s strategies, objectives and plans for expansion of its operations, products and services, and growth of its portfolio of loans, investments and deposits, (ii) the Company’s beliefs and expectations regarding actions that may be taken by regulatory authorities having oversight of its operation and interest rates, (iii) the Company’s beliefs as to the adequacy of its existing and anticipated allowances for loan and real estate losses, (iv) the Company’s beliefs and expectations concerning future operating results, (v) the growth of its loan portfolio and its net interest margin and (vi) the strength of the economy in its service area.  Although the Company believes the expectations reflected in those forward-looking statements are reasonable, it can give no assurance that those expectations will prove to have been correct.  All subsequent written and oral forward-looking statements by or attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this qualification.

Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are not intended to give any assurance as to future results.  The Company undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Please See Pertinent Financial Data Attached.

###

Consolidated Financial Data — Mid-State Bancshares

(Unaudited)

	Quarter Ended		Year-to-Date
(In thousands)	Sept. 30, 2006	Sept. 30, 2005	Sept. 30, 2006	Sept. 30, 2005

Interest Income (not taxable equivalent)	$37,223	$32,923	$107,988	$94,059
Interest Expense	7,472	4,324	19,316	10,731
Net Interest Income	29,751	28,599	88,672	83,328
(Benefit)/Provision for Loan Losses	—	—	—	—
Net Interest Income after provision for loan losses	29,751	28,599	88,672	83,328
Non-interest income	5,467	5,271	16,406	16,044
Non-interest expense	21,276	19,473	63,827	57,019
Income before income taxes	13,942	14,397	41,251	42,353
Provision for income taxes	5,085	4,905	14,697	14,259
Net Income	$8,857	$9,492	$26,554	$28,094

	Quarter Ended		Year-to-Date
(In thousands, except per share data)	Sept. 30, 2006	Sept. 30, 2005	Sept. 30, 2006	Sept. 30, 2005
Per share:
Net Income - basic	$0.40	$0.42	$1.19	$1.23
Net Income - diluted	$0.39	$0.41	$1.17	$1.20
Weighted average shares used in Basic E.P.S. calculation	22,055	22,709	22,247	22,869
Weighted average shares used in Diluted E.P.S. calculation	22,501	23,231	22,720	23,388
Cash dividends	$0.18	$0.16	$0.54	$0.48
Book value at period-end	$12.45	$12.01
Tangible book value at period end	$10.02	$9.60
Ending Shares	22,050	22,623

Financial Ratios
Return on assets	1.50%	1.57%	1.51%	1.60%
Return on tangible assets	1.53%	1.60%	1.54%	1.64%
Return on equity	12.91%	13.65%	12.95%	13.62%
Return on tangible equity	16.09%	17.03%	16.12%	17.01%
Net interest margin (not taxable equivalent)	5.60%	5.22%	5.61%	5.27%
Net interest margin (taxable equivalent yield)	6.04%	5.63%	6.02%	5.69%
Net loan (recoveries) losses to avg. loans	-0.04%	0.49%	-0.01%	0.21%
Efficiency ratio	60.4%	57.5%	60.7%	57.4%

Period Averages
Total Assets	$2,348,298	$2,401,998	$2,356,728	$2,349,750
Total Tangible Assets	2,294,536	2,347,308	2,302,749	2,294,719
Total Loans (includes loans held for sale)	1,565,655	1,517,357	1,548,919	1,470,976
Total Earning Assets	2,108,389	2,172,310	2,115,075	2,113,833
Total Deposits	2,004,911	2,082,464	2,011,479	2,032,504
Common Equity	272,156	275,854	274,160	275,846
Common Tangible Equity	218,393	221,164	220,180	220,815

Balance Sheet - At Period-End
Cash and due from banks			$96,450	$130,602
Investments and Fed Funds Sold			544,450	649,815
Loans held for sale			12,675	10,391
Loans, net of deferred fees, before allowance for loan losses			1,573,970	1,497,704
Allowance for Loan Losses			(12,016)	(11,532)
Goodwill and core deposit intangibles			53,669	54,541
Other assets			98,066	90,852
Total Assets			$2,367,264	$2,422,373

Non-interest bearing deposits			$533,961	$589,601
Interest bearing deposits			1,485,530	1,516,361
Other borrowings			48,595	23,680
Allowance for losses - unfunded commitments			1,975	1,839
Other liabilities			22,610	19,206
Shareholders’ equity			274,593	271,686
Total Liabilities and Shareholders’ Equity			$2,367,264	$2,422,373

Asset Quality & Capital - At Period-End
Non-accrual loans			$205	$8,323
Loans past due 90 days or more			—	—
Other real estate owned			—	—
Total non performing assets			$205	$8,323

Allowance for losses to loans, gross (1)			0.9%	0.9%
Non-accrual loans to total loans, gross			0.0%	0.6%
Non performing assets to total assets			0.0%	0.3%
Allowance for losses to non performing loans (1)			6824.9%	160.7%

Equity to average assets (leverage ratio)			9.6%	9.2%
Tier One capital to risk-adjusted assets			11.3%	11.5%
Total capital to risk-adjusted assets			12.0%	12.2%

(1)             Includes allowance for loan losses and allowance losses - unfunded commitments

Consolidated Financial Data — Mid-State Bancshares

(Unaudited)

	Quarter Ended
(In thousands, except per share data)	Sept. 30, 2006	June 30, 2006	Mar. 31, 2006	Dec. 31, 2005	Sept. 30, 2005

Interest Income (not taxable equivalent)	$37,223	$36,030	$34,735	$34,267	$32,923
Interest Expense	7,472	6,578	5,266	4,772	4,324
Net Interest Income	29,751	29,452	29,469	29,495	28,599
(Benefit)/Provision for Loan Losses	—	—	—	—	—
Net Interest Income after provision for loan losses	29,751	29,452	29,469	29,495	28,599
Non-interest income	5,467	5,959	4,980	5,397	5,271
Non-interest expense	21,276	21,589	20,962	20,655	19,473
Income before income taxes	13,942	13,822	13,487	14,237	14,397
Provision for income taxes	5,085	4,899	4,713	4,840	4,905
Net Income	$8,857	$8,923	$8,774	$9,397	$9,492
Per share:
Net Income - basic	$0.40	$0.40	$0.39	$0.42	$0.42
Net Income - diluted	$0.39	$0.39	$0.38	$0.41	$0.41
Weighted average shares used in Basic E.P.S. calculation	22,055	22,246	22,444	22,546	22,709
Weighted average shares used in Diluted E.P.S. calculation	22,501	22,706	22,951	23,038	23,231
Cash dividends	$0.18	$0.18	$0.18	$0.18	$0.16
Book value at period-end	$12.45	$12.08	$12.12	$12.10	$12.01
Tangible book value at period end	$10.02	$9.64	$9.71	$9.69	$9.60
Ending Shares	22,050	22,121	22,378	22,520	22,623

Financial Ratios
Return on assets	1.50%	1.52%	1.50%	1.54%	1.57
Return on tangible assets	1.53%	1.56%	1.53%	1.58%	1.60
Return on equity	12.91%	13.17%	12.77%	13.41%	13.65
Return on tangible equity	16.09%	16.44%	15.85%	16.67%	17.03
Net interest margin (not taxable equivalent)	5.60%	5.61%	5.61%	5.47%	5.22
Net interest margin (taxable equivalent yield)	6.04%	6.00%	6.02%	5.88%	5.63
Net loan losses (recoveries) to average loans	-0.04%	0.02%	(0.01)%	(0.10)%	0.49
Efficiency ratio	60.4%	61.0%	60.8%	59.2%	57.5

Period Averages
Total Assets	$2,348,298	$2,347,097	$2,375,086	$2,421,219	$2,401,998
Total Tangible Assets	2,294,536	2,293,114	2,320,887	2,366,807	2,347,308
Total Loans (includes loans held for sale)	1,565,655	1,560,602	1,520,000	1,478,550	1,517,357
Total Earning Assets	2,108,389	2,107,590	2,129,477	2,138,788	2,172,310
Total Deposits	2,004,911	1,998,463	2,031,355	2,099,061	2,082,464
Common Equity	272,156	271,704	278,693	278,092	275,854
Common Tangible Equity	218,393	217,721	224,494	223,679	221,164

Balance Sheet - At Period-End
Cash and due from banks	$96,450	$97,563	$113,461	$109,791	$130,602
Investments and Fed Funds Sold	544,450	522,091	590,191	619,332	649,815
Loans held for sale	12,675	8,933	8,683	10,176	10,391
Loans, net of deferred fees, before allowance for loan losses	1,573,970	1,564,169	1,546,323	1,519,014	1,497,704
Allowance for Loan Losses	(12,016)	(11,855)	(11,931)	(11,896)	(11,532
Goodwill and other intangibles (excl OMSR’s)	53,669	53,887	54,105	54,323	54,541
Other assets (incl OMSR’s)	98,066	92,872	92,609	90,759	90,852
Total Assets	$2,367,264	$2,327,660	$2,393,441	$2,391,499	$2,422,373

Non-interest bearing deposits	$533,961	$521,469	$535,538	$567,782	$589,601
Interest bearing deposits	1,485,530	1,464,783	1,515,374	1,501,824	1,516,361
Other borrowings	48,595	49,726	47,159	25,903	23,680
Allowance for losses - unfunded commitments	1,975	1,880	1,696	1,761	1,839
Other liabilities	22,610	22,693	22,366	21,667	19,206
Shareholders’ equity	274,593	267,109	271,308	272,562	271,686
Total Liabilities and Shareholders’ equity	$2,367,264	$2,327,660	$2,393,441	$2,391,499	$2,422,373

Asset Quality & Capital - At Period-End
Non-accrual loans	$205	$261	$1,701	$2,463	$8,323
Loans past due 90 days or more	—	—	—	—	—
Other real estate owned	—	—	—	—	—
Total non performing assets	$205	$261	$1,701	$2,463	$8,323

Allowance for losses to loans, gross (1)	0.9%	0.9%	0.9%	0.9%	0.9
Non-accrual loans to total loans, gross	0.0%	0.0%	0.1%	0.2%	0.6
Non performing assets to total assets	0.0%	0.0%	0.1%	0.1%	0.3
Allowance for losses to non performing loans (1)	6824.9%	5262.5%	801.1%	554.5%	160.7
Equity to average assets (leverage ratio)	9.6%	9.4%	9.4%	9.2%	9.2
Tier One capital to risk-adjusted assets	11.3%	11.2%	11.4%	11.6%	11.5
Total capital to risk-adjusted assets	12.0%	11.9%	12.2%	12.3%	12.2

(1)           Includes allowance for loan losses and allowance for losses - unfunded commitments